                                                                    EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         UNITED FINANCIAL HOLDINGS, INC.


         In accordance with Section 607.1007 of the Florida Statutes, the Board of Directors of United Financial Holdings, Inc. (the "Corporation"), hereby amends and restates in its entirety the Articles of Incorporation.

                                ARTICLE ONE: NAME

         The name of the Corporation is United Financial Holdings, Inc.

                              ARTICLE TWO: DURATION

         The Corporation's period of duration is perpetual.

                             ARTICLE THREE: PURPOSE

         The purpose or purposes for which the Corporation is organized are:

         (a)      To act as a bank holding company;

         (b) To transact any and all lawful business for which corporations may be incorporated under the Florida General Corporation Act;

         (c) To buy, sell, lease, and deal in services, personal property, and real property; and

         (d) To do each and every thing necessary, suitable, or proper for the accomplishment of any of the purposes or for the attainment of any one or more of the objects herein enumerated or which at any time appear conducive to or expedient for the protection or benefit of the Corporation.

         The foregoing clauses shall be construed as powers as well as objects and purposes, and the matter expressed in each clause shall, unless herein otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation.

                               ARTICLE FOUR: STOCK

         The stock of the Corporation shall be divided as follows:

         (a) 20,000,000 shares of common stock having a par value of $.01.

         (b) 150,000 shares of preferred stock having a par value of $10.00 and bearing a dividend commitment of 7% per annum, payable out of the surplus or net profits of the Corporation, payable semi-annually. The dividends are cumulative and shall bear no interest. No dividends to common shareholders shall be declared before preferred shareholders have been paid all due dividends. All shares of preferred stock shall be convertible at any time after January 11, 1990 to common stock at 110% of the book value of the common stock as of December 31, 1989.

         (c) 70,000 shares of preferred stock having a par value of $10.00 and bearing a dividend commitment of 6% per annum, payable out of the surplus or net profits of the Corporation, payable semi-annually on March 31 and September 30 of each year, commencing on March 31, 1993. The dividends are cumulative and shall bear no interest. No dividends to common shareholders shall be declared before preferred shareholders have been paid all due dividends. This issue shall be on a parity with the issued under (b) above as to dividends and stockholders equity in the event of a liquidation. The stock under this issue is convertible at any time to common stock at $4.00 per share and the issue is callable any time after January 1, 1996, at $10.50 per share.

         (d) 10,000,000 shares of preferred stock having a par value of $.01 per share. These preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in each series, the designation thereof, and the relative rights, preferences, and limitations of each series, and specifically the Board of Directors is authorized to fix with respect to each series (a) the dividend rate; (b) redeemable features, if any; (c) rights upon liquidation; (d) whether or not the shares of such series shall be subject to a purchase, retirement, or sinking fund provisions; (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class and, if so, the rate of conversion or exchange; (f) restrictions, if any, upon the payment of dividends on common stock, (g) restrictions, if any, upon the creation of indebtedness; (h) voting powers, if any, of the shares of each series; and (i) such other rights, preferences, and limitations as shall not be inconsistent with the laws of the State of Florida.

                ARTICLE FIVE: VOTING RIGHTS OF DEBENTURE HOLDERS

         In addition to any voting rights and powers otherwise provided in these Restated Articles of Incorporation or by law to holders of the Corporation's debentures, at any time an arrearage in debenture interest payments (as hereinafter defined) shall have existed for at least thirty days and be continuing, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the outstanding debentures shall have the exclusive and special right, at a special meeting of holders of the Corporation's debentures called as hereinafter provided, voting together as a single class (with each debenture being entitled to one vote), to elect two directors of the Corporation to fill such newly created directorships, provided that such right shall not apply at any such meeting if or to the extent that two members of the Board of Directors whose terms of office do not expire at the meeting have previously been elected by the holders of outstanding debentures as aforesaid. Such right to elect two directors shall continue until such time as there shall not exist any arrearage in debenture interest payments. Each director so elected (a "Debenture Director") shall continue to serve as such director for the lesser of
(i) a period of six months following the date on which there is no longer an arrearage in debenture interest payments, or (ii) the full term for which such director has been elected. Any Debenture Director may be removed by, and shall not be removed except by, the vote of the holders of the outstanding debentures, voting together as a single class, at any special meeting called for that purpose. So long as any arrearage in debenture interest payments shall exist (i) any vacancy in the office of a Debenture Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Debenture Director and filed with the secretary of the Corporation, and (ii) in case two such vacancies exist or in the case of the removal of any Debenture Director, the vacancy may be filled by the vote of the holders of the outstanding debentures, voting together as a single class, at any special meeting called for that purpose. Each director elected as aforesaid by the remaining Debenture Director shall be deemed, for all purposes hereof, to be a Debenture Director. Whenever the term of office of the Debenture Directors shall end and no arrearage in debenture interest payments shall exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For purposes of this Article an "arrearage in debenture interest payments" shall be deemed to have occurred whenever interest on the Corporation's debentures for two or more interest periods shall be in arrears and unpaid, in whole or in part, and, having so occurred, such arrearage shall be deemed to exist thereafter until, but only until, full interest on all outstanding debentures shall have been paid, or a sufficient sum set apart for the payment of such interest, to and including the end of the last preceding interest period.

         At any time when such special voting power has vested in the holders of debentures, a proper officer of the Corporation will, upon the written request of the holders of record of at least 5% of the principal amount of debentures at the time outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of debentures for the purpose of electing directors. Such meeting will be held at the earliest legally permissible date at the principal office of the Corporation. If such meeting has not been called by a proper officer of the Corporation within ten days after personal service of said written request upon the secretary of the Corporation at its principal office, then the holders of record of at least 5% of the principal amount of debentures at the time outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and will be held at the Corporation's principal office. Any holder of debentures so designated will be given access to the record books of the Corporation for the purpose of causing meetings of debenture holders to be called pursuant to these provisions.

         At any meeting or at any adjournment or adjournments thereof held for the purpose of electing directors at which the holders of debentures have the special right, voting separately as a class, to elect directors as provided in this Article, the presence, in person or by proxy, of the holders of 50% of the principal amount of debentures at the time outstanding will be required to constitute a quorum for the election of any director by the holders of debentures exercising such special right. The election of directors at any such meeting shall be by plurality vote.

                      ARTICLE SIX: PREEMPTIVE RIGHTS DENIED

         Neither the holders of the common shares nor the holders of preferred shares shall have preemptive rights to purchase or subscribe to (a) any unissued shares of any common stock of the Corporation or (b) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities that may be sold by the Corporation.

                        ARTICLE SEVEN: CUMULATIVE VOTING

         Cumulative voting for the election of directors is prohibited.

                        ARTICLE EIGHT: ADOPTION OF BYLAWS

         The Board of Directors of the Corporation may adopt the initial Bylaws of the Corporation and may thereafter alter, amend, or repeal the Bylaws of the Corporation or may adopt new Bylaws, subject to the shareholders' concurrent right to alter, amend, or repeal the Bylaws or to adopt new Bylaws. The shareholders may provide that any or all Bylaws altered, amended, repealed, or adopted by the shareholders shall not be altered, amended, re-enacted, or repealed by the Board of Directors of the Corporation.

                        ARTICLE NINE: INTERESTED PARTIES

         A contract or transaction between the Corporation and any other Person (as used herein the term "Person" means an individual, firm, trust, partnership, joint venture, association, corporation, political subdivision or instrumentality, or other entity) shall not be affected or invalidated by the fact that (a) any director, officer, or security holder of the Corporation is also a party to, or has a direct or indirect interest in, such contract or transaction; or (b) any director, officer, or security holder of the

Corporation is in any way connected with such other Person or with any of its officers or directors.

         Every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or of any Person in which he has any interest, whether or not the interested director's presence at a meeting or his vote or votes were necessary to obligate the Corporation in such transaction, if such interest shall have been disclosed to, or known to, the Corporation's directors or shareholders who shall have approved such transaction and the contract or transaction was fair as to the Corporation as of the time it was authorized, approved or ratified by the Board of Directors.

                          ARTICLE TEN: INDEMNIFICATION

         Section A. The Corporation may indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (all such actions, suits, and proceedings and accompanying modifiers being comprehended by the term "Proceeding") (excluding actions by, or in the right of, the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Person. Such indemnification may be made only against those expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if (i) he is successful on the merits or otherwise; or (ii) he acted in the transaction which is the subject of the Proceeding in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, nor, with respect to any criminal Proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         Section B. The Corporation may indemnify any person who was or is a party or is threatened with being made a party to a Proceeding by or in the right of the Corporation by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Person. Such indemnification may be made against expenses (including attorneys' fees, and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if (i) he is successful on the merits or otherwise; or (ii) he acted in the transaction which is the subject of the Proceeding in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter in relation to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation. Notwithstanding the foregoing exception, indemnification may be made to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court of appropriate jurisdiction shall deem proper.

         Section C. Any indemnification under Section A or Section B of this Article Ten (other than one ordered by a court) may be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in such Section. Such determination shall be made by the Board of Directors by a majority vole of a quorum consisting of directors who were not parties to such Proceeding; or, if such a quorum is not obtainable (or, even if obtainable, if a quorum of disinterested directors so directs), by independent legal counsel in a written opinion, or by the shareholders of the Corporation; or through such procedures as shall be authorized in the Bylaws of the Corporation.

         Section D. Expenses incurred in defending a civil or criminal Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding as authorized by the Board of Directors or other appropriate body or party in the manner provided in Section C of this Article Ten only when the Corporation has received an undertaking by or on behalf of the person who is to receive such payment to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article Ten.

         Section E. In determining whether the standard of conduct set forth in Section A or Section B has been met, it may be determined that a person has met the standard as to some matters but not as to others, and the amount of indemnification may be accordingly prorated.

         Section F. The indemnification provided by Sections A through E shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders, or otherwise.

         Section G. The indemnification provided by Sections A through E shall inure to the heirs, executors, and administrators of any person entitled to indemnification under this Article Ten.

         Section H. The Corporation may purchase and maintain insurance on any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Person against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Sections A through E.

                       ARTICLE ELEVEN: REPURCHASE OF STOCK

         The Corporation is authorized to purchase, directly or indirectly, its own shares to the extent of the aggregate of the unrestricted capital surplus and unrestricted reduction surplus available therefor, without submitting such purchase to a vote of the shareholders of the Corporation.

                       ARTICLE TWELVE: VOTING PERCENTAGES

         Except as otherwise provided in these Restated Articles of Incorporation, the Bylaws or by provision of law, a majority of votes actually cast shall decide any matter properly before any shareholders' or directors' meeting organized for the transaction of business, except that directors shall be elected by plurality vote.

                  ARTICLE THIRTEEN: REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation is 333 Third Avenue North, St. Petersburg, Florida, and the name of its registered agent at that address is Neil Savage.

                           ARTICLE FOURTEEN: DIRECTORS

         The number of directors shall be determined by the Board of Directors or the shareholders in accordance with these Restated Articles of Incorporation and the Bylaws. The directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The term of office for the Class I directors shall expire at the first annual meeting of the shareholders in 1999; the term of office for the Class II directors shall expire at the annual meeting of the shareholders in 2000; and the term of office for the Class III directors shall expire at the annual meeting of the shareholders in 2001. At each annual meeting of the shareholders commencing in 1999, the successors to the directors whose term is expiring shall be elected to a term expiring at the third succeeding annual meeting of the shareholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of these Restated Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article Four hereof, and such directors so elected shall not be divided into classes pursuant to this Article Fourteen, unless expressly provided by such terms.

         Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, or, if not filled by the directors, by the shareholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Any or all of the directors of the Corporation may be removed from office, with or without cause, only by the shareholders of the Corporation at any meeting of the shareholders by the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors, voting together as a single class. Notice of any such meeting of the shareholders shall state that the removal of a director or directors is among the purposes of the meeting.

         Subject to the rights, if any, of the holders of shares of preferred stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at meetings of shareholders.

         Nominations of persons for election to the Board of Directors of this Corporation may be made at a meeting of shareholders by or at the direction of:
(a) the Board of Directors; (b) by any nominating committee or person appointed by the board; (c) or by any shareholder of this Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article Fourteen.

         Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of this Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days prior to the date of the meeting at which the director(s) are to be elected, regardless of any postponements, deferrals, or adjournments of that meeting to a later date. However, if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice was given or such public disclosure was made.

         A shareholder's notice to the Secretary shall set forth (a) as to each person that the shareholder proposes to nominate for election or reelection a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of this Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the shareholder's name and address as they appear on this Corporation's books, and
(ii) the class and number of shares of this Corporation's stock that are beneficially owned by the shareholder on the date of such notice from the shareholder. This Corporation may require any proposed nominee to furnish such other information as may reasonably be required by this Corporation to determine the eligibility of such proposed nominee to serve as a director of this Corporation.

         The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this Article Fourteen. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article Fourteen, he shall so declare at the meeting and any such defective nomination shall be disregarded.

         The names and street addresses of the directors are:

         Name                      Address                        Class
         ----                      -------                        -----
         Ronald E. Clampitt        Post Office Box 10604
                                   St. Petersburg, Fl. 33733         I

         John B. Norrie
                                   United Bank Building
                                   333 Third Avenue North
                                   St. Petersburg, Fl. 33733         I

         Charles O. Lowe           United Trust Company
                                   P.O. Box 16508
                                   St. Petersburg, Fl. 33733         I


         Henry Esteva              United Financial Holdings, Inc.
                                   P.O. Box 14517
                                   St. Petersburg, Fl. 33733             I

         William A. Eickhoff       Eickhoff, Pieper & Willoughby
                                   400 North Tampa Street, Suite 2650
                                   Tampa, Fl. 33602                      I

         Edward D. Foreman         Edward D. Foreman, P.A.
                                   100 Second Avenue North
                                   Suite 300
                                   St. Petersburg, Fl. 33701             II

         Ian F. Irwin              The Southeast Companies of Tampa
                                      Bay, Inc.
                                   Post Office Box 429
                                   St. Petersburg, Fl. 33731             II

         Ron Petrini               Great Bay Distributors, Inc.
                                   2310 Starkey Road
                                   Largo, Fl. 34641                      II

         Harold J. Winner          United Bank and Trust Company
                                   P.O. Box 14517
                                   St. Petersburg, Fl. 33733             II

         Ward J. Curtis            United Trust
                                   P.O. Box 16508
                                   St. Petersburg, Fl. 33733             II

         David K. Davis, M.D.      1680 Fairway Avenue South
                                   St. Petersburg, Fl. 33712             III

         Jack A. MaCris, M.D.      2612 Keystone Court North
                                   St. Petersburg, Fl. 33710             III

         Neil W. Savage            United Bank and Trust Company
                                   P.O. Box 14517
                                   St. Petersburg, Fl. 33733             III

         Jack Wier, Jr.            Jack Wier, Jr. & Associates
                                   4450 - 60th Avenue N.
                                   St. Petersburg, Fl. 33714             III


                      ARTICLE FIFTEEN: SHAREHOLDER MEETINGS

         At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors, or (b) by any shareholder of this Corporation who complies with the notice procedures set forth in this Article Fifteen and the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

         For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of this Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals, or adjournments of that meeting to a later date; however, if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was given or the day on which such public disclosure was made.

         A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on this Corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of this Corporation's stock that are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

         The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Article Fifteen. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Article Fifteen, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees of the Board of

Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed, and received as herein provided.

         Special meetings of the shareholders of this Corporation for any purpose or purposes may be called at any time by (a) the Board of Directors; (b) the Chairman of the Board of Directors (if one is so appointed); (c) the President of this Corporation; or (d) by holders of not less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such shareholders sign, date and deliver to this Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders of this Corporation may not be called by any other person or persons.

         At any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

         Any action required or permitted to be taken at any annual or special meeting of the shareholders of the Corporation may be taken only upon the vote of shareholders at a duly convened meeting of shareholders in accordance with these Restated Articles of Incorporation and the Bylaws and may not be taken by written consent of shareholders.

                  ARTICLE SIXTEEN: CERTAIN VOTING REQUIREMENTS

         Section A. Higher Vote for Certain Items. Either (i) the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, or (ii) both (a) the affirmative vote of the holders of capital stock of the Corporation required by law and (b) the approval of a majority of the Continuing Directors, shall be required for:

                  (1) any plan of merger to which the Corporation is a party, unless the Corporation will be the surviving corporation of the merger and the shareholders of the Corporation would not, except for this Article Sixteen, otherwise be entitled to vote on the merger under the Florida Business Corporation Act;

                  (2) any sale or exchange (in one transaction or a series of transactions) of all, or substantially all, of the property of the Corporation, other than in the usual and regular course of business;

                  (3) any plan of share exchange to which the Corporation is a party as the corporation the shares of which will be acquired; and

                  (4) any amendment, alteration, change or repeal of any provision in these Restated Articles of Incorporation.

         Section B. Increase in Number of Directors. Any increase in the number of directors of the Corporation shall require either (a) the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class or
(b) the approval of a majority of the Continuing Directors.

         Section B. Certain Definitions. The following definitions shall apply with respect to this Article Sixteen:

                  (1) The term "person" means any individual, firm, company, or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement, or understanding, directly or indirectly, for the purpose of acquiring, holding, voting, or disposing of the capital stock of the Corporation.

                  (2) The term "Interested Shareholder" means any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit or dividend reinvestment plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of capital stock of the Corporation representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of capital stock of the Corporation; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date of determination was the beneficial owner of capital stock of the Corporation representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of capital stock of the Corporation.

                  (3) A person is a "beneficial owner" of any capital stock of the Corporation (a) that such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, (b) that such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement, or understanding; or (c) that is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph 2 of this Section C, the number of shares of capital stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of

         Paragraph 4 of this Section C, but shall not include any other shares of capital stock that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

                  (4) An "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. The term "Associate," used to indicate a relationship with any person, means (a) any company (other than the Corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parent corporations or Subsidiaries.

                  (5) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                  (6) The term "Continuing Director" means any member of the Board of Directors of the Corporation who, while such person is a member of the Board of Directors, is not an Affiliate or Associate or representative of any Interested Shareholder and who was a member of the Board of Directors prior to the time that any Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director, who, while such successor is a member of the Board of Directors, is not an Affiliate or Associate or representative of any Interested Shareholder and who is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.


                          ARTICLE SEVENTEEN: AMENDMENTS

         Subject to the provisions of Article Sixteen, the Corporation reserves the right to amend, alter, change, or repeal any provision in these Restated Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are subject to this reservation.

         The foregoing Amended and Restated Articles of Incorporation were adopted and approved by the Board of Directors and by the shareholders, in accordance with Section 607.1003 of the Florida Statutes, on ____________ ___, 1998. The number of votes for the amendments contained herein were sufficient for shareholder approval of such amendments.

         The undersigned officer of the Corporation has executed these Amended and Restated Articles of Incorporation as of the _____ day of _________, 1998.


                                         UNITED FINANCIAL HOLDINGS, INC.


                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------